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                                                                   Exhibit 3.9.1

                                    AMENDMENT
                                       TO
                            ARTICLES OF ORGANIZATION
                                       OF
                                CHANDLER 110, LLC


         The undersigned has executed this document for the purpose of amending the Articles of Organization for Chandler 110, LLC, LLC pursuant to A.R.S.
Section 29-633:

         1. NAME. The name of the Company is: Chandler 110, LLC

         2. FILING DATE. The Articles of Organization were filed with the Arizona Corporation Commission on September 11, 1998.

         3. AMENDMENT. Article 1, Name, is hereby amended in its entirety as follows:

1.       NAME. The name of the Company is: MERITAGE PASEO CONSTRUCTION, LLC.


         DATED this 28th day of September, 2000.

                                         MONTEREY HOMES CONSTRUCTION, INC.,
                                         an Arizona corporation, Its sole Member



                                         By
                                           ------------------------------------

                                         Its
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